UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 4, 2017

(Date of earliest event reported)

Hess Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-38050	36-4777695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 McKinney Street

Houston, TX 7701

(Address of principal executive offices and zip code)

(713) 496-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 4, 2017, Hess Midstream Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Hess Midstream Partners GP LP, the general partner of the Partnership (the “General Partner”), Hess Midstream Partners GP LLC, the general partner of the General Partner (“MLP GP LLC”), Hess Infrastructure Partners LP (“HIP” and, together with the Partnership, the General Partner and MLP GP LLC, the “Partnership Parties”) and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriters, of 14,780,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $23.00 per Common Unit ($21.62 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 2,217,000 Common Units (the “Option Units”) on the same terms. On April 5, 2017, the Underwriters exercised the Option in full.

The material terms of the Offering are described in the prospectus, dated April 4, 2017 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on April 6, 2017, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-198896), initially filed by the Partnership on September 24, 2014.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering closed on April 10, 2017. The Partnership received proceeds (net of underwriting discounts and structuring fees but before offering expenses) from the Offering of approximately $365.5 million. As described in the Prospectus, the Partnership will use the net proceeds from the sale of the Firm Units and the Option Units (i) to make a distribution to Hess Investments North Dakota LLC (“HINDL”), a subsidiary of Hess Corporation (“Hess”), and GIP II Blue Holding Partnership, L.P., an entity managed by Global Infrastructure Management (“GIP” and, together with HINDL, the “Sponsors”), in whole or in part as reimbursement for preformation capital expenditures; (ii) to pay revolving credit facility origination fees; and (iii) for general partnership purposes, including to fund expansion capital expenditures and the Partnership’s working capital needs.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters may from time to time in the future provide investment banking and financial advisory and other financial services in the ordinary course of their business for the Partnership and its affiliates for which they may receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated into this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Omnibus Agreement

On April 10, 2017, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with Hess, HIP, Hess Infrastructure Partners GP LLC (“HIP GP”), Hess TGP GP LLC (“HTGP GP”), Hess TGP Operations LP (“HTGP Opco”), Hess North Dakota Export Logistics GP LLC (“Logistics GP”), Hess North Dakota Export Logistics Operations LP (“Logistics Opco”), Hess North Dakota Pipelines Operations LP (“Gathering Opco”), Hess North Dakota Pipelines GP LLC (“Gathering GP”), the General Partner and MLP GP LLC that addresses the following matters:

•	the Partnership’s obligation to reimburse Hess for certain direct or allocated costs and expenses incurred by Hess in providing operational support and administrative services to the Partnership, including, but not limited to, the following:

•	the total allocable costs of Hess’s employees and contractors, subcontractors or other outside personnel engaged by Hess and its subsidiaries to the extent such employees and outside personnel perform operational support and administrative services for the Partnership’s benefit, plus a specified percentage markup of such amount depending on the type of service provided;

•	any expenses incurred or payments made by Hess or its subsidiaries on the Partnership’s behalf that relate to insurance coverage with respect to the Partnership’s assets or business;

•	all expenses and expenditures incurred by Hess and its subsidiaries on the Partnership’s behalf as a result of the Partnership becoming and continuing as a publicly traded partnership; and

•	any other out-of-pocket costs and expenses incurred by Hess and its subsidiaries in providing the operational support and administrative services, as well as any other out-of-pocket costs and expenses incurred by Hess and its subsidiaries on the Partnership’s behalf;

•	the Partnership’s right of first offer, until the earlier to occur of the tenth anniversary of the closing of the Offering and the date that Hess and its affiliates cease to own at least a 15% ownership interest in the general partner of HIP, to acquire HIP’s retained 80% economic interest and 49% voting interest in each of HTGP Opco, Logistics Opco and Gathering Opco;

•	HIP’s obligation to indemnify the Partnership for certain matters, including certain pre-closing environmental, title and tax matters;

•	the Partnership’s obligation to indemnify Hess, HIP and their subsidiaries for events and conditions associated with the operation of the Partnership’s assets that occur after the closing of the Offering and for environmental liabilities to the extent Hess is not obligated to indemnify the Partnership for such liabilities; and

•	the granting of a license from Hess to the Partnership with respect to the use of certain Hess trademarks.

The Omnibus Agreement may be terminated by the written consent of each of the parties or upon written notice by any party if Hess and its affiliates cease to own at least a 15% ownership interest in the general partner of HIP. The indemnification obligations will survive any such termination in accordance with their terms.

The foregoing description is qualified in its entirety by reference to the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Employee Secondment Agreement

On April 10, 2017, the General Partner and MLP GP LLC entered into an Employee Secondment Agreement (the “Secondment Agreement”) with Hess and Hess Trading Corporation (“HTC”) pursuant to which certain employees of Hess and HTC will be seconded to the General Partner to provide services with respect to the Partnership’s assets and operations, including, among other things: (i) corporate functions such as: executive oversight (including select positions involving legal, tax and management of key controls and processes); business and corporate development (including treasurer, controller and corporate secretary functions); unitholder and investor relations; communications and public relations; (ii) maintenance functions such as day-to-day routine and emergency supervision and related functions required in connection with the maintenance and repair of the Partnership’s assets; obligations required by right-of-way agreements; equipment inspection, surveillance, corrosion control and monitoring; troubleshooting; implementing a preventative maintenance program; record retention; and regulatory and safety compliance; (iii) operating functions such as day-to-day routine and emergency supervision of the operation of the Partnership’s assets; monitoring and control of processing and terminaling facilities and pipelines; periodic performance testing; scheduling and coordinating all outages and maintenance shutdowns; obtaining and renewing operating licenses and permits; and technical engineering support; (iv) administrative functions such as preparation, filing and renewal of tariffs, permits and permit updates; filings with the Federal Energy Regulatory Commission; and product quality and assurance; (v) construction functions such as construction, reconstruction, reconditioning, overhaul and replacement of the Partnership’s assets and related facilities; and oversight, management, planning, design and engineering functions necessary in connection with such activities; and (vi) and such other operational, commercial and business functions that are necessary to develop and execute the Partnership’s business strategy. During their period of secondment to the General Partner, the seconded employees will work under the management and supervision of MLP GP LLC, on behalf of the General Partner.

In consideration of the services provided by Hess and HTC under the Secondment Agreement, MLP GP LLC will pay Hess a secondment fee, payable on a monthly basis, that is intended to cover and reimburse Hess for the total costs actually incurred by Hess and its affiliates in connection with employing the seconded employees to the extent such total costs are attributable to the provision of services with respect to the Partnership’s assets and operations. Hess will determine in good faith the percentage of the costs that are attributable to the services provided by the seconded employees based on Hess’s then-current corporate transfer pricing policies, as generally applied in a non-discriminatory manner, or based on such other reasonable cost allocation methodology as Hess shall determine. The Partnership will reimburse MLP GP LLC for the cost of the secondment fee payable by MLP GP LLC under the agreement.

The Secondment Agreement has an initial term of 10 years and may be renewed by the General Partner for one additional 10-year term. The General Partner may terminate the agreement or reduce the level of services under the agreement at any time upon 30 days’ prior written notice to Hess. Either party may terminate the agreement if Hess and its affiliates cease to own at least a 15% ownership interest in the general partner of HIP, or if the other party is in material default under the agreement and such party fails to cure the material default within 15 days or if the other party files for bankruptcy, makes an assignment for the benefit of creditors, or otherwise becomes bankrupt.

Under the agreement, Hess will indemnify the Partnership, the General Partner, MLP GP LLC and the Partnership’s directors, officers, employee and subsidiaries from any costs, expenses, claims, losses or liabilities arising from the termination of employment of any seconded employee by Hess without the prior written consent of the General Partner, even though such costs, expenses, claims, losses or liabilities may be caused by the Partnership’s negligence, except to the extent that such costs, expenses, claims, losses or liabilities arise out of the Partnership’s sole negligence, gross negligence or willful misconduct.

The foregoing description is qualified in its entirety by reference to the Secondment Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On April 10, 2017, in connection with the closing of the Offering, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsors pursuant to which the Partnership will grant each of the Sponsors and certain of their affiliates certain demand and piggyback registration rights. Under the Registration Rights Agreement, each of the Sponsors and certain of their affiliates will generally have the right, subject to specified limitations, to require the Partnership to file a registration statement for the public sale of Common Units (including any Common Units received in connection with the conversion of the Partnership’s subordinated units (“Subordinated Units”)) owned by such Sponsor. In addition, if the Partnership sells any Common Units in a registered underwritten offering, each of the Sponsors and certain of their affiliates will have the right, subject to specified limitations, to include its Common Units in that offering. In the Registration Rights Agreement, the Partnership has agreed to indemnify the Sponsors and certain of their affiliates, in the event that any such person elects to dispose of their Common Units in an underwritten offering, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments such person may be required to make in respect of those liabilities.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Long-Term Incentive Plan

In connection with the Offering, the board of directors of MLP GP LLC (the “Board”) adopted the Hess Midstream Partners LP 2017 Long-Term Incentive Plan (the “LTIP”). Awards under the LTIP are available for officers, directors and employees of MLP GP LLC or its affiliates, and any consultants, affiliates of the MLP GP LLC or other individuals who perform services for the Partnership. The LTIP allows for the grant, from time to time at the at the discretion of the plan administrator or any delegate thereof, subject to applicable law, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. The LTIP limits the number of units that may be delivered pursuant to vested awards to 3,000,000 Common Units, subject to proportionate adjustment in the event of unit splits and similar events. Common Units subject to awards that are cancelled, forfeited, withheld to satisfy exercise prices or tax withholding obligations or otherwise terminated without delivery of the Common Units will be available for delivery pursuant to other awards.

The LTIP will be administered by the Board or any committee thereof that may be established for such purpose or to which the Board or such committee may delegate such authority, subject to applicable law. The plan administrator, at its discretion, may terminate the LTIP at any time with respect to the Common Units for which a grant has not previously been made. The plan administrator also has the right to alter or amend the LTIP or any part of it from time to time or to amend any outstanding award made under the LTIP, provided that no change in any outstanding award may be made that would materially impair the vested rights of the participant without the consent of the affected participant or result in taxation to the participant under Section 409A of the Internal Revenue Code of 1986, as amended

The foregoing description is qualified in its entirety by reference to the LTIP, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended Opco Partnership Agreements

On April 10, 2017, in connection with the closing of the Offering, (i) HTGP Opco amended and restated its agreement of limited partnership in the form of the Second Amended and Restated Agreement of Limited Partnership of Hess TGP Operations LP (the “Amended HTGP Opco LPA”); (ii) Logistics Opco amended and restated its agreement of limited partnership in the form of the Second Amended and Restated Agreement of Limited Partnership of Hess North Dakota Export Logistics Operations LP (the “Amended Logistics Opco LPA”); and (iii) Gathering Opco amended and restated its agreement of limited partnership in the form of the Amended and Restated Agreement of Limited Partnership of Hess North Dakota Pipelines Operations LP (the “Amended Gathering Opco LPA” and, together with the Amended HTGP Opco LPA and the Amended Logistics Opco LPA, the “Amended Opco Partnership Agreements”). Pursuant to the Amended Opco Partnership Agreements, the Partnership, through its ownership of the sole general partner interest of each of HTGP Opco, Logistics Opco and Gathering Opco, owns a 51% voting interest and a 20% economic interest in HTGP Opco, Logistics Opco and Gathering Opco, and HIP, through its ownership of the sole limited partner interest in each of HTGP Opco, Logistics Opco and Gathering Opco, owns a 49% voting interest and a 80% economic interest in HTGP Opco, Logistics Opco and Gathering Opco.

The Partnership will control the management of HTGP Opco, Logistics Opco and Gathering Opco through the Partnership’s ownership of their general partners and will have the right to appoint all of the officers of HTGP Opco, Logistics Opco and Gathering Opco. The general partner of each of HTGP Opco, Logistics Opco and Gathering Opco may not be removed as general partner without the Partnership’s consent. Certain actions of HTGP Opco, Logistics Opco and Gathering Opco require the unanimous approval of both the Partnership and HIP, including:

•	any reorganization, merger, consolidation or similar transaction or any sale or lease of all or substantially all of the assets of HTGP Opco, Logistics Opco or Gathering Opco;

•	the creation of any new class of partnership interests in HTGP Opco, Logistics Opco or Gathering Opco or the issuance of any additional partnership interests or any securities convertible into or exchangeable for any partnership interests in HTGP Opco, Logistics Opco or Gathering Opco;

•	the admission, through a transfer of partnership interests, or withdrawal of any person as a partner of HTGP Opco, Logistics Opco or Gathering Opco;

•	causing or permitting HTGP Opco, Logistics Opco or Gathering Opco to file an application for bankruptcy;

•	approving any modification, alteration or amendment to the amount, timing, frequency or method of calculation of distributions from HTGP Opco, Logistics Opco or Gathering Opco;

•	approving any distribution by HTGP Opco, Logistics Opco or Gathering Opco of any assets in kind or any distribution of any cash or property on a non-pro rata basis (other than distributions in respect of excess capital contributions) and determining the value of any in-kind property; and

•	the making or changing of certain tax elections of HTGP Opco, Logistics Opco or Gathering Opco.

The general partner of each of HTGP Opco, Logistics Opco and Gathering Opco may from time to time request that the partners of HTGP Opco, Logistics Opco or Gathering Opco, as applicable, make additional capital contributions. If any partner elects not to make such an additional capital contribution, the other partners may elect to make an excess capital contribution consisting of its respective pro rata portion of the requested capital contribution. If any partner makes such an excess capital contribution, such partner will be entitled to receive a preferred distribution in the amount of such excess capital contribution, plus an agreed return based on LIBOR plus a specified percentage, prior to the distribution of distributable cash to the partners. Following the distribution of distributable cash to the partners entitled to receive such a preferred return on their excess capital contributions, HTGP Opco, Logistics Opco or Gathering Opco, as applicable, will distribute all distributable cash on a pro rata basis to the partners in accordance with their respective economic interest. All distributions will be made within 45 days following the end of each quarter.

The foregoing description is qualified in its entirety by reference to the Amended HTGP Opco LPA, the Amended Logistics Opco LPA and the Amended Gathering Opco LPA, which are filed as Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Credit Agreement

As described in the Prospectus, on March 15, 2017, the Partnership entered into a four-year, $300.0 million senior secured credit facility (the “Credit Agreement) with JPMorgan Chase Bank, N.A., as administrative agent, and several other commercial lending institutions, as lenders and letter of credit issuing banks. On April 10, 2017, in connection with the closing of the Offering, all of the initial conditions to the availability of the lender commitments under the Credit Agreement were satisfied.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

Each of Hess Midstream Holdings LLC (“Midstream Holdings”) and HINDL is a direct or indirect subsidiary of Hess. HIP and HIP GP are each a Delaware limited partnership owned 50% by each of Hess and GIP. Each of the Partnership, the General Partner, MLP GP LLC, HIP, HIP GP, Logistics Opco, Hess North Dakota Export Logistics LLC (“Logistics LLC”), Logistics GP, Hess North Dakota Export Logistics Holdings LLC (“Logistics Holdings”), HTGP Opco, HTGP GP, Hess TGP Holdings LLC (“HTGP Holdings”), Hess Tioga Gas Plant LLC (“HTGP LLC”), Gathering Opco, Gathering GP, Hess North Dakota Pipelines Holdings LLC (“Pipelines Holdings”), Hess North Dakota Pipelines LLC (“Pipelines LLC”), Hess Mentor Storage Holdings LLC (“Mentor Holdings”) and Hess Mentor Storage LLC (“Mentor LLC”) is a direct or indirect subsidiary of HIP. As a result, certain individuals, including officers and directors of Hess, GIP, HIP, HIP GP and the General Partner, serve as officers and/or directors of more than one of such other entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds a 2% general partner interest in the Partnership, and HINDL and GIP each hold 5,141,327 Common Units and 13,639,827 Subordinated Units, which collectively represent an approximate 67.5% limited partner interest in the Partnership.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Contribution, Conveyance and Assumption Agreement

On April 4, 2017, in connection with the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with the General Partner, MLP GP LLC, Hess, HIP, HIP GP, HINDL, Hess Midstream Holdings LLC, Logistics Opco, Logistics LLC, Logistics GP, Logistics Holdings, HTGP Opco, HTGP GP, HTGP Holdings, HTGP LLC, Gathering Opco, Gathering GP, Pipelines Holdings, Pipelines LLC, Mentor Holdings and Mentor LLC, whereby, concurrently with the closing of the Offering, the following transactions, among others, occurred:

•	HIP contributed to the General Partner, as a capital contribution, limited liability company interests in each of HTGP GP, Logistics GP, Gathering GP and Mentor Holdings (collectively, the “Contributed Entities”) with a value equal to 2% of the equity value of HTGP GP, Logistics GP, Gathering GP and Mentor Holdings, respectively;

•	the General Partner contributed to the Partnership, as a capital contribution, its limited liability company interests in each of the Contributed Entities in exchange for (a) an aggregate 2% general partner interest in the Partnership and (b) all the incentive distribution rights of the Partnership;

•	HIP contributed to the Partnership, as a capital contribution, its remaining limited liability company interests in each of the Contributed Entities in exchange for the right to receive (i)10,282,654 Common Units (the “Sponsor Common Units”) and 27,279,654 Subordinated Units (the “Sponsor Subordinated Units”) and (ii) a cash distribution of approximately $365.5 million (before Offering-related transaction expenses) (the “Sponsor Distribution”); and

•	the Partnership distributed all of the Sponsor Common Units, Sponsor Subordinated Units and the Sponsor Distribution to HIP, and HIP distributed 50% of the Sponsor Common Units, 50% of the Sponsor Subordinated Units and 50% of the Sponsor Distribution to each of Hess and GIP.

These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. The foregoing description of the Contribution Agreement and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The descriptions provided under Item 5.03 and Item 2.01 of the issuances by the Partnership on (i) April 7, 2017 in connection with the Amended LPA (as defined below) and (ii) on April 10, 2017 in connection with the consummation of the transactions contemplated by the Contribution Agreement, respectively, are incorporated into this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period and then will participate pro rata with the other Common Units in distributions of available cash. Unless earlier terminated pursuant to the terms of the Partnership Agreement (as defined below), the subordination period will extend until the first business day of any quarter beginning after June 30, 2020 that the Partnership meets the financial tests set forth in the Partnership Agreement, but may end sooner if the Partnership meets additional financial tests. The description of the subordination period contained in the section entitled “Provisions of our Partnership Agreement Relating to Cash Distributions—Subordinated Units and Subordination Period” of the Prospectus is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Directors

Effective April 5, 2017, David W. Niemiec became a member of the Board. Mr. Niemiec also became a member of the Board’s Audit Committee, and will serve as its chair. Mr. Niemiec does not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Mr. Niemiec will receive an annual compensation package, which will initially consist of an annual retainer of $65,000, and an additional $65,000 in annual equity-based compensation, which may be granted in the form of phantom units with tandem distribution equivalent rights under the LTIP. In addition, as the Chair of the Audit Committee, Mr. Niemiec will receive an additional annual cash retainer of $15,000.

Further, Mr. Niemiec will be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law and will be reimbursed for all expenses incurred in attending to his duty as a director.

Long-Term Incentive Plan

The description of the LTIP provided above under Item 1.01 is incorporated into this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Certificate and First Amended and Restated Agreement of Limited Partnership of the Partnership

On April 7, 2017 (i) the General Partner filed an amended and restated certificate of limited partnership of Hess Midstream Partners LP (the “Amended Certificate”) to reflect the General Partner as the sole general partner of the Partnership and (ii) the General Partner and Midstream Holdings amended and restated the agreement of limited partnership agreement of the Partnership by entering into the First Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP (the “Amended LPA”).

The foregoing descriptions of the Amended Certificate and the Amended LPA are qualified in their entirety by reference to the Amended Certificate and the Amended LPA, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Second Amended and Restated Agreement of Limited Partnership of the Partnership

On April 10, 2017, in connection with the closing of the Offering, the Amended LPA was amended and restated in its entirety by the Second Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP (the “Partnership Agreement”). A description of the Second Amended and Restated Partnership Agreement is contained in the Prospectus in the section entitled “Our Partnership Agreement” and incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the Partnership Agreement, which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.		Description

1.1	—	Underwriting Agreement dated as of April 4, 2017, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, Hess Infrastructure Partners LP and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

3.1	—	Amended and Restated Certificate of Limited Partnership of Hess Midstream Partners LP, dated April 7, 2017

3.2	—	First Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP, dated April 7, 2017

3.3	—	Second Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP, dated April 10, 2017

4.1	—	Registration Rights Agreement, dated as of April 10, 2017, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, Hess Investments North Dakota LLC and GIP II Blue Holding Partnership, L.P.

10.1	—	Contribution, Conveyance and Assumption Agreement dated as of April 4, 2017, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, Hess Corporation, Hess Infrastructure Partners LP, Hess Infrastructure Partners GP LLC, Hess Investments North Dakota LLC, Hess Midstream Holdings LLC, Hess North Dakota Export Logistics Operations LP, Hess North Dakota Export Logistics LLC, Hess North Dakota Export Logistics GP LLC, Hess North Dakota Export Logistics Holdings LLC, Hess TGP Operations LP, Hess TGP GP LLC, Hess TGP Holdings LLC, Hess Tioga Gas Plant LLC, Hess North Dakota Pipelines Operations LP, Hess North Dakota Pipelines GP LLC, Hess North Dakota Pipelines Holdings LLC, Hess North Dakota Pipelines LLC, Hess Mentor Storage Holdings LLC and Hess Mentor Storage LLC

10.2	—	Omnibus Agreement, effective as of April 10, 2017, by and among Hess Corporation, Hess Infrastructure Partners LP, Hess Infrastructure Partners GP LLC, Hess Midstream Partners LP, Hess TGP GP LLC, Hess TGP Operations LP, Hess North Dakota Export Logistics GP LLC, Hess North Dakota Export Logistics Operations LP, Hess North Dakota Pipelines Operations LP, Hess North Dakota Pipelines GP LLC, Hess Midstream Partners GP LP, and Hess Midstream Partners GP LLC

10.3	—	Employee Secondment Agreement, dated as of April 10, 2017, by and among Hess Corporation, Hess Trading Corporation, Hess Midstream Partners GP LP, and Hess Midstream Partners GP LLC

10.4*	—	Hess Midstream Partners LP 2017 Long-Term Incentive Plan

10.5	—	Second Amended and Restated Agreement of Limited Partnership of Hess TGP Operations LP, dated April 10, 2017

10.6	—	Second Amended and Restated Agreement of Limited Partnership of Hess North Dakota Export Logistics Operations LP, dated April 10, 2017

10.7	—	Amended and Restated Limited Agreement of Limited Partnership of Hess North Dakota Pipelines Operations LP, dated April 10, 2017

10.8	—	Credit Agreement, dated as of March 15, 2017, among Hess Midstream Partners LP, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citibank, N.A., Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as syndication agents, The Bank of Nova Scotia, ING Capital LLC and Sumitomo Mitsui Banking Corporation, as documentation agents, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and the other commercial lending institutions party named therein

*	Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hess Midstream Partners LP

	By:	Hess Midstream Partners GP LP, its general partner

	By:	Hess Midstream Partners GP LLC, its general partner

Dated: April 10, 2017	By:	/s/ Timothy B. Goodell
Timothy B. Goodell
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.		Description

1.1	—	Underwriting Agreement dated as of April 4, 2017, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, Hess Infrastructure Partners LP and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

3.1	—	Amended and Restated Certificate of Limited Partnership of Hess Midstream Partners LP, dated April 7, 2017

3.2	—	First Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP, dated April 7, 2017

3.3	—	Second Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP, dated April 10, 2017

4.1	—	Registration Rights Agreement, dated as of April 10, 2017, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, Hess Investments North Dakota LLC and GIP II Blue Holding Partnership, L.P.

10.1	—	Contribution, Conveyance and Assumption Agreement dated as of April 4, 2017, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, Hess Corporation, Hess Infrastructure Partners LP, Hess Infrastructure Partners GP LLC, Hess Investments North Dakota LLC, Hess Midstream Holdings LLC, Hess North Dakota Export Logistics Operations LP, Hess North Dakota Export Logistics LLC, Hess North Dakota Export Logistics GP LLC, Hess North Dakota Export Logistics Holdings LLC, Hess TGP Operations LP, Hess TGP GP LLC, Hess TGP Holdings LLC, Hess Tioga Gas Plant LLC, Hess North Dakota Pipelines Operations LP, Hess North Dakota Pipelines GP LLC, Hess North Dakota Pipelines Holdings LLC, Hess North Dakota Pipelines LLC, Hess Mentor Storage Holdings LLC and Hess Mentor Storage LLC

10.2	—	Omnibus Agreement, effective as of April 10, 2017, by and among Hess Corporation, Hess Infrastructure Partners LP, Hess Infrastructure Partners GP LLC, Hess Midstream Partners LP, Hess TGP GP LLC, Hess TGP Operations LP, Hess North Dakota Export Logistics GP LLC, Hess North Dakota Export Logistics Operations LP, Hess North Dakota Pipelines Operations LP, Hess North Dakota Pipelines GP LLC, Hess Midstream Partners GP LP, and Hess Midstream Partners GP LLC

10.3	—	Employee Secondment Agreement, dated as of April 10, 2017, by and among Hess Corporation, Hess Trading Corporation, Hess Midstream Partners GP LP, and Hess Midstream Partners GP LLC

10.4*	—	Hess Midstream Partners LP 2017 Long-Term Incentive Plan

10.5	—	Second Amended and Restated Agreement of Limited Partnership of Hess TGP Operations LP, dated April 10, 2017

10.6	—	Second Amended and Restated Agreement of Limited Partnership of Hess North Dakota Export Logistics Operations LP, dated April 10, 2017

10.7	—	Amended and Restated Agreement of Limited Partnership of Hess North Dakota Pipelines Operations LP, dated April 10, 2017

10.8	—	Credit Agreement, dated as of March 15, 2017, among Hess Midstream Partners LP, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citibank, N.A., Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as syndication agents, The Bank of Nova Scotia, ING Capital LLC and Sumitomo Mitsui Banking Corporation, as documentation agents, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and the other commercial lending institutions party named therein

*	Compensatory plan or arrangement